EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated this ___ day of October, 1996, by and between SOFTNET SYSTEMS, INC., a New York corporation (the "Company"), whose principal place of business is 717 Forest Avenue, Lake Forest, IL 60045, Kansas Communications, Inc., a Kansas corporation ("KCI"), whose principal place of business is 8206 Marshall Drive, Lenexa, KS 66214, ant DALE
H. SIZEMORE, JR., residing at 2705 W. 121st Terrace, Leawood, KS 66209 (the "Employee").


                                   WITNESSETH:

WHEREAS, the Company, through its subsidiary, Kansas Communications, Inc. is engaged in the business of providing telecommunications services, and

WHEREAS, the Employee is familiar with the administration and management of a telecommunications business; and

WHEREAS, the parties acknowledge that the Employee's abilities and services are unique and essential to the prospects of KCI, and

WHEREAS, Employee and Company are currently parties to that certain Consulting Agreement dated June 30, 1996 (the "Consulting Agreement"), which Consulting Agreement the parties hereto now desire to terminate; and

WHEREAS, the Employee and the Company are desirous of entering into an agreement providing for the employment by the Company and KCI of the Employee in the position and upon the terms provided herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Recitals and Release. - The recitals to this Agreement are hereby incorporated herein as part of this Agreement, and immediately upon execution hereof, the parties acknowledge and agree that the Consulting Agreement referred to above shall be deemed terminated, and of no former force or effect except for amounts which may be due Employee that have accrued as of the termination date. The parties further mutely agree to forever release and hold each other harmless from any claim, cause of action or over liabilities, known or unknown, which may have arisen pursuant to the Consulting Agreement.

2. Employment Duties and Term. - The Company and KCI hereby employ the Employee and the Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

(a) The Company agrees to employ the Employee in the position of President of Kansas Communications Inc. and Employee agrees to perform such duties (to be defined by the President of SoftNet) and tasks as the Company may from time to time reasonably request, during the period from October 15, 1996 through October 14, 1997 (the "Employment Period").

(b) The Employee hereby accepts such employment and agrees to devote his full time and attention to such duties, except during usual vacation periods and for personal and sick leave in accordance with the Company's and KCI's policies. The Company agrees that Employee will perform his duties hereunder primarily in Lenexa, Kansas, and that Employee will not be required to relocate his residence during the term of the Employment Agreement. Employee, however, agrees to periodically travel to the Company's headquarters or such other locations as reasonably required by the Company to perform his duties hereunder.

3 Compensation. - During the Employment Period the Company shall pay to the Employee compensation equal to an Annual base salary (the "Base Salary") of $150,000, payable in semi-monthly installments. The Company shall reimburse the Employee for all expenses necessarily and reasonably incurred by the Employee in connection with the business of KCI, against presentation of proper receipts or other proof of expenditure, and subject to such reasonable guidelines or limitations provided to the Employee, and which are to be applied prospectively only as the Board of Directors of the Company may impose. The Employee may receive such greater compensation, including incentive bonuses and stock bonuses, as may from time to time be determined by the Board of Directors of the Company.

4. Benefits. - During the Employment Period, the Employee shall be entitled to participate in any profit sharing plan, bonus plan, stock option or other benefit plan, retirement plan, group life insurance plan or other insurance plan or medical expense plan maintained by the Company for its senior executives generally.

5. Termination. - The Employee's employment hereunder shall terminate upon the earlier of (a) the expiration of the Employment Period, (b) the death of the employee, (c) the expiration of a continuous period of 120 days during which the Employee is unable to perform his assigned duties due to physical or mental incapacity, (d) termination by the Company due to a material breach of this Agreement by the Employee, or for Just Cause (as defined below), or (e) termination by the Employee due to a material breach of this Agreement by the Company. The exercise of the right of the Company or the Employee to terminate this Agreement pursuant to clause (d) or (e) hereof, as the case may be, shall not abrogate the rights and remedies of the terminating party in respect of the breach giving rise to such termination. The Company shall only be deemed to have materially breached this Agreement and the terms of the Employee's employment if it fails to comply with Sections 1, 2, 3, or 4 in all material respects. The Employee shall only be deemed to have materially breached the Agreement if he fails to comply with Sections 1, 5 or 6 in all material respects. For purposes of this Agreement "Just Cause" shall be limited to one of The following grounds:

(i) The Employee's failure or refusal, after notice thereof and a reasonable opportunity to cure, to perform specific directives of the Board of Directors which are consistent with the scope and nature of the Employee's duties and responsibilities as said forth herein; or

(ii) Dishonesty of the Employee directly or indirectly and materially affecting the Company; or

(iii) Habitual drunkenness or use of drugs (unless medically prescribed) which interferes with the performance of the Employee's obligations under this Agreement; or

(iv) The Employee's conviction of a felony or of any crime involving moral turpitude, fraud, or misrepresentation; or

(v) Any gross or willful misconduct of the Employee resulting in loss to the Company or KCI, damage to the Company's or KCI's reputation or theft or defalcation from The Company or KCI;

(vi) Any intentional act having the propose and effect or injuring the reputation, business or business relationships of the Company or KCI, or

(vii) Gross incompetence on the part of the Employee in the performance of the duties undertaken by the Employee under the terms of this Agreement.

In the event of any dispute regarding the existence of the Employee's incapacity hereunder, the matter will be resolved by the determination of a majority of three physicians qualified to practice medicine in Kansas, one to be selected by each of the Employee and the Board of Directors and the third to be selected by the two designated physicians. For this purpose, the Employee will submit to appropriate medical examinations. In the event that the Company determines to relieve the Employee of his duties for any reason other than as stated above, then the Company shall continue to pay the Employee his Base Salary which would otherwise be payable hereunder and shall reimburse Employee for the costs of COBRA coverage, for the remaining Employment Period.

6. Covenant Not to Compete: Confidential Information.
(a) The Employee shall at all times hold in strictest confidence any and all confidential information that may have come and may come into the Employee's possession or the Employee's knowledge concerning the products, services, processes, businesses, suppliers, customers and clients of the Company or KCI. For purposes of this Section, confidential information shall not include information known to Employee from sources other than the Company or KCI or generally available to the public other than as a result of Employee's improper disclosure thereof. The Employee agrees that neither he nor any person or enterprise controlled by the Employee will for any reason, directly or indirectly, for himself or any other person or enterprise, use or disclose any trade secrets, proprietary information, inventions, manufacturing and industrial processes and procedures, confidential information, patents, trademarks, trade names, customer lists, service marks, service names, copyrights, applications therefor, and license or over rights in respect thereof ("Confidential Materials"), owned or used by, or licensed to, the Company or KCI or any of their affiliates or otherwise relating to the Company's or KCI's businesses.

(b) The Employee agrees that from the date hereof and continuing until the Employee's employment with the Company and KCI has terminated (the "Non-Compete Period"), neither the Employee nor any person or enterprise controlled by the Employee will solicit for employment any person employed by the Company or KCI at any time within one (1) rear prior to the time of the act of solicitation.

(c) The Employee agrees that during the Non-Compete Period neither the Employee nor any person or enterprise controlled by the Employee will become a stockholder, director, officer, agent or employee of a corporation or member of a partnership, engage as a sole proprietor in any business, act as a consultant to or have any financial stake of any nature in any of the foregoing or otherwise engage directly or indirectly in any enterprise which competes with KCI's business operations or in any over business in which KCI is engaged on the date hereof or in which KCI is engaged as of the termination of the Employment Period, in any area within 100 miles of any office of KCI; provided, however. that the foregoing shall not prohibit the ownership of capital stock of the Company or less than two percent (2%) of the outstanding shares of the stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market, and shall not apply to Employee's involvement with VITEC, Inc. so long as VITEC remains primarily engaged in voice mail and related telephony applications.

(d) The Employee agrees that the restrictive covenants in subsections (a) through (c) above are reasonable in their scope and duration and may be enforced by specific performance or otherwise. The Employee shall not raise any issue of reasonableness as a defense in any proceeding to enforce any of such covenants. Notwithstanding the foregoing, in the event that a covenant included in this Agreement shall be deemed by any court to be unreasonably broad in any respect it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that a court shall refuse to enforce any of the covenants contained in subsections (a) through (c) above, then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agent shall not be affected thereby.

7. Inventions. - The Employee hereby assigns to the Company his entire right, title and interest in all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material, which may be conceived by the Employee or developed or acquired by him during the term of this Agreement, which may pertain directly or indirectly to the Company's or KCI's business. The Employee agrees to promptly and fully disclose in writing all such developments. The Employee shall, upon the Company's request, execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary or desirable to enable the Company to file and prosecute applications for, and to acquire, maintain and enforce all letters patents, trademark registrations, or copyrights in all countries.

8. Remedies. - The Employee acknowledges that any material breach of this Agreement will cause irreparable harm to the Company and KCI, difficult if not impossible to ascertain and that the Company or KCI shall be entitled to equitable relief, including injunction, against any actual or threatened breach hereof, Without bond and without liability should such relief be denied, modified or vacant. Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive of or preclude the Company or KCI from any other remedy. In addition, the parties agree that in the event either party is found by a court of law or equity to have breached this Agreement and relief is granted, the breaching party shall be liable to the prevailing party for all attorneys' fees, expert witness fees and other costs incurred by such prevailing party in such proceeding.

9. Insurance. - The Company may, at its election and for its benefit, insure the Employee against disability, accidental loss or death (in an amount not to exceed $1,000,000 without Employees written consent) and the Employee shall submit to such physical examination and supply such information as may be required in connection therewith.

10. Assignment. - The rights and benefits of the Employee hereunder are not assignable whether by voluntary or involuntary assignment or transfer. This Agreement shall be binding upon and inure to the benefit of the successors of the Company and KCI and shall be assignable by the Company to any entity acquiring substantially all of the assets of the Company.

11. Notices - Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered mail, or overnight courier service to the Employee at his residence set forth above, or to the Company c/o SoftNet Systems, Inc., 717 Forest Avenue, Lake Forest, Illinois 60045, Attention: President.

12. Waiver of Breach. - A waiver by the Company or KCI or the Employee of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

13. Entire Agreement. - This instrument contains the entire agreement of the parties. It may be changed only by an agreement in writing signed by a party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

14. Applicable Law. - This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Illinois, and the parties hereby irrevocably and unconditionally consent and submit to the in personam jurisdiction of Illinois courts over all matters relating to this Agreement. Each party agrees that service of process in any action or proceeding hereunder may be made upon such party by certified mail, return receipt requested to the address for notice set forth herein, Each party irrevocably waives any objection it may have to the venue of any action suit or proceeding brought in such courts or to the convenience of the forum and each party irrevocably waives the right to proceed in any over jurisdiction. Final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described.

15. Arbitration. - Any dispute between the parties arising under this Agreement which cannot be amicably resolved between the parties, shall be resolved by arbitration in Chicago, Illinois in accordance with the following terms and conditions: either party may deliver a notice to all other parties which shall set forth in detail all issues which it believes constitutes a dispute or grievance. Within twenty (20) days of the delivery of such notice, counsel for the parties shall mutually select as an arbitrator an attorney practicing in Chicago, Illinois who is experienced in commercial arbitration. If counsel for the parties are unable to agree upon the selection of this arbitrator, the arbitrator shall be an attorney selected by the President of the Chicago Bar Association. The Arbitrator so selected shall schedule a hearing on the disputed issues within forty-five (45) days after his appointment, and the arbitrator shall render his decision after the hearing, in writing as expeditiously as is possible. Except as set forth herein the arbitration shall be conducted in accordance with the rules of the American Arbitration Association, unless the parties hereto agree otherwise in writing. A default judgment may be entered against any party who fails to appear at the arbitration hearing The decision of the arbitrator shall be final and unappealable and shall be confirmed by a court in any jurisdiction designated by the prevailing party. The arbitrator shall assess the costs of the arbitration to the parties as he determines to be appropriate. The parties to this Agreement agree that this paragraph has been included to resolve rapidly and inexpensively any disputes which may arise, and that submission of a dispute to arbitration in accordance with this Agreement paragraph shall constitute grounds for dismissal of any action commenced by any party with respect to a dispute arising out of or from any provisions of this Agreement, except for actions for equitable remedies, which shall survive the submission of a dispute for arbitration.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.



SOFTNET SYSTEMS


By:  ____________________________
     Its President



KANSAS COMMUNICATIONS, INC.


By: _____________________________
     Its President




_________________________________
Dale H. Sizemore, Jr.